SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: July 20, 2004

Date of earliest event reported: July 19, 2004

Maxygen, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State of Incorporation)

000-28401	77-0449487
(Commission File No.)	(I.R.S. Employer Identification No.)

515 GALVESTON DRIVE

REDWOOD CITY, CA 94063

(Address of principal executive offices, including zip code)

(650) 298-5300

(Registrant’s telephone number, including area code)

Item 11. Temporary Suspension of Trading Under Registrant’s Employee Benefits Plans.

On July 19, 2004, directors and executive officers of Maxygen were provided notice that the blackout period pursuant to section 306(a)(1) of the Sarbanes-Oxley Act of 2002 that commenced on June 16, 2004 and was to end on July 29, 2004, terminated on July 19, 2004. The blackout period ended earlier than previously announced as the new trustee for Maxygen’s Employee Savings Investment Plan (“401(k) Plan”) completed its conversion, implementation and testing requirements more quickly than anticipated.

Maxygen received notice that the blackout period had terminated from its current 401(k) trustee on July 19, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXYGEN, INC.

Date: July 19, 2004	By:	/s/ Michael Rabson
Michael Rabson
Senior Vice President